Exhibit 10.2.3

CONSENT AND TECHNICAL MODIFICATION AGREEMENT

December 3, 2018

The undersigned are parties to that certain Second Amended and Restated Credit Agreement dated as of September 2, 2011 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”) by and among Burlington Coat Factory Warehouse Corporation, a Florida corporation (the “Lead Borrower”), the other Borrowers party thereto, the Facility Guarantors party thereto, the Lenders party thereto, and Bank of America, N.A., as Administrative Agent and Collateral Agent. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

The Lead Borrower has requested that Administrative Agent consent to modify the Interest Payment Date with respect to any Prime Rate Loan (including a Swingline Loan) to be on the first day of each Fiscal Quarter as opposed to the first day of each calendar quarter.

Administrative Agent hereby consents to the foregoing modification in accordance with Section 9.02(d)(y)(ii) of the Credit Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this agreement to be duly executed by their respective authorized officers as of the day and year first above written.

BURLINGTON COAT FACTORY WAREHOUSE CORPORATION,

as Lead Borrower

By:	/s/ Robert LaPenta, Jr. Name: Robert LaPenta, Jr. Title: Vice President and Treasurer

BANK OF AMERICA, N.A.,

as Administrative Agent

By:	/s/ Roger Malouf Name: Roger Malouf Title: Senior Vice President